UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): May 13, 2005


                          BROOKMOUNT EXPLORATION, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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(State or other jurisdiction       (Commission          (IRS Employer
 of incorporation)                  File Number)      Identification No.)



          600 - 666 Burrard Street, Park Place, Vancouver, B.C. V6C 2X8
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               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code: (604) 676-5244


                                 Not Applicable
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1.   REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

We entered into a binding letter of agreement with Jemma Resources Corp. dated May 13, 2005, providing for our acquisition of 100% of the issued and outstanding shares in the capital of Jemma Resources Corp. ("Jemma"), a private British Columbia company. Jemma holds the right to acquire the Dufferin and Mooseland gold properties located in Nova Scotia.

In order to acquire a 100% interest in Jemma, we are required to issue 3,000,000 shares of common stock in our capital and 3,000,000 share purchase warrants to the stockholders of Jemma. Each share purchase warrant is exercisable into one share of our common stock for $1.50 for a period of 24 months from the closing date of the acquisition.

The agreement between us and Jemma includes the following additional principal terms:

-    Jemma shall be entitled to appoint two members to our board of directors;

- we will enter into an agreement with Jemma's management to oversee all of our mining activities for $18,000 per month (Canadian funds), plus reasonable expenses;

- we may rescind the agreement if Jemma fails to complete a $15,000,000 debt financing by June 27, 2005; and

-    closing is subject to Jemma providing us with audited financial statements.

Our agreement with Jemma is binding, but shall be replaced in due course with a formal agreement that is consistent with the terms of the letter agreement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Brookmount Exploration, Inc.
                                            a Nevada corporation

                                          /s/  Zaf Sungur
                                          By:____________________________
                                             Zaf Sungur, Director



DATED:  May 17, 2005